Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-75811) on Form S-8 of Thomas Group, Inc., relating to the Thomas Group, Inc. 401(k) Savings Plan of our report dated June 25, 2008, with respect to the financial statements and schedule of Thomas Group, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ Hein & Associates LLP

June 25, 2008
Dallas, Texas

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